    As filed with the Securities and Exchange Commission on June 22, 1998.

                                                      Registration No. 33-______

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                         SUNGARD(R) DATA SYSTEMS INC.
            (Exact name of Registrant as specified in its charter)

       DELAWARE                                                           51-0267091
(State or other jurisdiction of        1285 DRUMMERS LANE        (I.R.S. Employer Identification
 incorporation or organization)     WAYNE, PENNSYLVANIA  19087               Number)

                 (Address of Principal Executive Offices) (Zip Code)


                       FRANK PETERS AND ASSOCIATES, INC.
                               STOCK OPTION PLAN

                            LOU PERRY STOCK OPTION
                            LOU DOCTOR STOCK OPTION
                          TERESA HUXFORD STOCK OPTION
                           (Full title of the plans)


                          LAWRENCE A. GROSS, ESQUIRE
                           SUNGARD DATA SYSTEMS INC.
                              1285 DRUMMERS LANE
                           WAYNE, PENNSYLVANIA 19087
                                (610) 341-8700
                    (Name, address, including zip code and
                    telephone number, including area code,
                             of agent for service)


                        CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                      PROPOSED           PROPOSED
                                                       MAXIMUM            MAXIMUM        AMOUNT OF
TITLE OF SECURITIES              AMOUNT TO BE      OFFERING PRICE        AGGREGATE      REGISTRATION
TO BE REGISTERED                  REGISTERED          PER SHARE       OFFERING PRICE        FEE
Common Stock, par value $.01 per
 share                           35,878(1)(2)         $1.28(3)         $45,923.84(3)      $13.55
======================================================================================================


(1) Plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution provisions contained in the plans.

(2) 3,528 of which shares are subject to the Lou Perry, Lou Doctor and Teresa Huxford Stock Options and 32,350 of which shares are subject to the Frank Peters and Associates, Inc. Stock Option Plan.

(3) Pursuant to Rule 457(h), based upon the price at which the options may be exercised.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.   Plan Information.
--------------------------

          The document(s) containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

Item 2.   Registrant Information and Employee Plan Annual Information.
--------------------------------------------------------------------

          The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.



PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.
---------------------------------------------------------

          The following documents filed with the Commission are incorporated herein by reference:

          (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (i) above;

          (iii) The description of the Company's Common Stock which is incorporated by reference in the Company's Registration Statement on Form 8-A (File No. 1-12989) filed on May 14, 1997 under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
----------------------------------

          Not Applicable.


Item 5.   Interests of Named Experts and Counsel.
------------------------------------------------

          Sara G. Armstrong, Esquire, who prepared the opinion attached as
Exhibit 5.1 as to the legality of the shares of the Company's Common Stock issuable under the Frank Peters and Associates, Inc. Stock Option Plan and the Lou Perry, Lou Doctor and Teresa Huxford Stock Options, is Vice President and Assistant General Counsel of the Company, and, as of the date hereof, beneficially owns 2,275.60 shares of the Company's Common Stock.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Company's By-laws provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law. The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses (including attorneys' fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.


          The Delaware General Corporation Law also provides that a Delaware corporation may, by amendment to its certificate of incorporation, eliminate personal liability of its directors to the corporation and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. The Company has adopted an amendment to the Company's Certificate of Incorporation which limits a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. The Company has also entered into indemnification agreements with its directors and officers, providing for indemnification to the fullest extent permitted by law and, in certain respects, provide greater protection than that specifically provided by the Delaware General Corporation Law. The indemnification agreements do not provide indemnification for, among other things, conduct which is adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct.

        The Company has obtained directors' and officers' liabilities to the Company and its stockholders, in the amount of $20 million.

Item 7.  Exemption from Registration Claimed
--------------------------------------------

         Not Applicable.

Item 8.  Exhibits
-----------------

         The following exhibits are filed as part of the Registration Statement.


         Exhibit No.           Description
         ----------            -----------

            5.1      Opinion of Counsel regarding legality.

           23.1      Consent of Coopers & Lybrand L.L.P.

           23.2      Consent of Counsel (included as part of Exhibit 5.1).

           24.1      Power of Attorney (included as part of the signature page)


Item 9.   Undertakings
          ------------

          (a)   The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

                (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) The undersigned registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment for the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN WAYNE, PENNSYLVANIA, ON THE DATE INDICATED.


                                SUNGARD DATA SYSTEMS INC.


Date:  June 19, 1998            By:        s/ James L. Mann
                                   -------------------------------------------
                                               JAMES L. MANN,
                                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY AUTHORIZES JAMES L. MANN AND MICHAEL J. RUANE AND EACH OF THEM, AS ATTORNEY-IN-FACT, TO SIGN ON HIS BEHALF INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW, AND TO FILE, ANY AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT.

              Signature                              CAPACITY              DATE
              ---------                              --------              ----
            s/ James L. Mann               Chief Executive Officer,        June 19, 1998
-----------------------------------------
              JAMES L. MANN                President, and Chairman
                                           of the Board of Directors
                                           (principal executive officer)


              s/ Michael J. Ruane          Chief Financial Officer and     June 19, 1998
-----------------------------------------
              MICHAEL J. RUANE             Vice President-Finance
                                           (principal financial officer)

              s/ Andrew P. Bronstein       Vice President and Controller   June 19, 1998
-----------------------------------------
              ANDREW P. BRONSTEIN          (principal accounting officer)

              s/ Gregory S. Bentley        Director                        June 19, 1998
-----------------------------------------
              GREGORY S. BENTLEY

              s/ Michael C. Brooks         Director                        June 19, 1998
-----------------------------------------
              MICHAEL C. BROOKS

              s/ Albert A. Eisenstat       Director                        June 19, 1998
-----------------------------------------
              ALBERT A. EISENSTAT

              s/ Bernard Goldstein         Director                        June 19, 1998
-----------------------------------------
              BERNARD GOLDSTEIN

              s/ Michael Roth              Director                        June 19, 1998
-----------------------------------------
              MICHAEL ROTH

              s/ Malcolm I. Ruddock        Director                        June 19, 1998
-----------------------------------------
              MALCOLM I. RUDDOCK

              s/ Lawrence J. Schoenberg    Director                        June 19, 1998
-----------------------------------------
              LAWRENCE J. SCHOENBERG

                                 Exhibit Index
                                 -------------

Exhibit
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5.1       Opinion of Counsel

23.1      Consent of Independent Accountants